EXHIBIT (iii)

PITNEY BOWES INC.
SUBSIDIARIES OF THE REGISTRANT

The Registrant, Pitney Bowes Inc., a Delaware Corporation, has no parent.

The following are subsidiaries of the Registrant (as of December 31, 2006)

	Country or state		Country or state
Company name	of incorporation	Company name	of incorporation
Addressing Systems International Holdings Limited	England	PB Partnership Financing Inc.	Delaware
Adrema Leasing Corporation	Delaware	PB Production International Corp.	Delaware
Adrema Maschinen – und – Auto Leasing GmbH	Germany	PB Professional Services Inc.	Delaware
Andeen Enterprises, Inc.	Panama	PB Texas LP	Delaware
Archiver Limited f/k/a Micromedia Limited	England	PB World Trade Corp.	Delaware
Artec International Corporation	California	PBCC LP	Delaware
Bell & Howell France Holding SAS	France	PBCC Texas LLC	Delaware
B. Williams Funding Corp.	Delaware	PBDorm Ireland Limited	Ireland
B. Williams Holding Corp.	Delaware	PCAN Mailing Solutions, Inc./Solutions
Burmas voorheen Buroservice NV	Belgium	D’Affranchissement PCAN Inc.	Canada
Canadian Office Services (Toronto) Limited	Canada	Pitney Bowes Australia FAS Pty. Limited	Australia
Cascade Microfilm Systems, Inc.	California	Pitney Bowes Australia Pty.	Australia
Document Process S.A.	France	Pitney Bowes Austria Ges.m.b.H	Austria
ECL Finance Company, NV	Netherlands	Pitney Bowes Belgium NV	Belgium
Elmcroft Road Realty Corporation	Connecticut	Pitney Bowes of Canada Ltd. - Pitney Bowes du
Emtex Limited	England	Canada Ltee	Canada
Emtex Software, Inc.	Florida	Pitney Bowes Canada Holdings Limited	Canada
Emtex Software, Inc.	Canada	Pitney Bowes China Inc.	Delaware
FSL Holdings Inc.	Connecticut	Pitney Bowes Credit Australia Limited	Australia
FSL Risk Managers Inc.	New York	Pitney Bowes Cross Border Services, Inc	Delaware
Group 1 Software China Ltd.	Hong Kong	Pitney Bowes Danmark A/S (formerly Haro
Group 1 Software Korea Ltd.	Korea	Systemer AS)	Denmark
Group 1 Software Asia Pacific Pte Ltd.	Singapore	Pitney Bowes Data Systems, Ltd.	Delaware
Group 1 Software Beijing Ltd.	China	Pitney Bowes de Mexico, S.A. de C.V.	Mexico
Group 1 Software Europe Ltd. (U.K.)	England	Pitney Bowes Deutschland GmbH	Germany
Group 1 Software France SA	France	Pitney Bowes Document Messaging Technologies
Group 1 Software Germany GmbH	Germany	Limited (formerly Bell & Howell Limited)	England
Group 1 Software Japan KK	Japan	Pitney Bowes Espana, S.A.	Spain
Group 1 Software Inc.	Delaware	Pitney Bowes Finans Norge AS	Norway
Historic Boardwalk Hall, L.L.C.	Delaware	Pitney Bowes Finance plc (formerly PB Leasing Ltd.)	England
Ibis Consulting, Inc.	Rhode Island	Pitney Bowes Finance Ireland Limited	Ireland
Imagitas, Inc.	Delaware	Pitney Bowes France S.A.	France
Imagitas Security Corporation	Massachusetts	Pitney Bowes Global Financial Services LLC	Delaware
Informatech Inc.	California	Pitney Bowes Global Limited	England
International Imaging Limited	England	Pitney Bowes Government Solutions, Inc.	Delaware
La Agricultora Ecuatoriana S.A.	Ecuador	Pitney Bowes Holding SNC	France
Logestim Logiciels et Systèmes, Texte et Image SAS	France	Pitney Bowes Holdings B.V.	Netherlands
Mag Expansion SA	France	Pitney Bowes Holdings Denmark ApS	Denmark
Mag Systèmes SAS	France	Pitney Bowes Holdings Limited	England
Mag Graphic SAS	France	Pitney Bowes Hong Kong Inc.	Delaware
MailCode Holdings, Inc.	Indiana	Pitney Bowes Hong Kong Limited	Hong Kong
MailCode, Inc.	Delaware	Pitney Bowes India Inc.	Delaware
Norlin Australia Investments Pty. Limited	Australia	Pitney Bowes India Private Limited	India
Oy Adrema Helsinki	Finland	Pitney Bowes Insurance Agency, Inc.	Connecticut
PB Australia Funding Pty. Limited	Australia	Pitney Bowes International	Ireland
PB Canada Funding Ltd.	Canada	Pitney Bowes International Funding	Ireland
PB Equipment Management Inc.	Delaware	Pitney Bowes International Holdings, Inc.	Delaware
PB Forms, Inc.	Nebraska	Pitney Bowes Ireland Limited	Ireland
PB Historic Renovation LLC	Delaware	Pitney Bowes Italia S.r.l.	Italy
PB Leasing Corporation	Delaware	Pitney Bowes Japan KK	Japan
PB Miles Inc.	Delaware	Pitney Bowes Korea Ltd.	Korea
PB Nova Scotia II ULC	Canada	Pitney Bowes Limited	England

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EXHIBIT (iii)

PITNEY BOWES INC.
SUBSIDIARIES OF THE REGISTRANT

The Registrant, Pitney Bowes Inc., a Delaware Corporation, has no parent.

The following are subsidiaries of the Registrant (as of December 31, 2006)

	Country or state		Country or state
Company name	of incorporation	Company name	of incorporation
Pitney Bowes Luxembourg SARL	Luxembourg	Pitney Bowes Svenska Aktiebolag	Sweden
Pitney Bowes (Macau) Limited	Macau	Pitney Bowes (Switzerland) AG	Switzerland
Pitney Bowes Mail and Messaging Systems		Pitney Bowes (Thailand) Limited	Thailand
(Shanghai) Co., Ltd.	Shanghai	Pitney B2B Capital.com Inc.	Delaware
Pitney Bowes Management Services Belgium, NV	Belgium	Pitney B2B Capital.com LLC	Delaware
Pitney Bowes Management Services Canada, Inc.		PitneyWorks.com Inc.	Delaware
Services de Gestion Pitney Bowes Canada, Inc.	Canada	PitneyWorks.com L.L.C.	Delaware
Pitney Bowes Management Services Denmark, A/S	Denmark	Print, Inc.	Washington
Pitney Bowes Management Services Deutschland GmbH	Germany	Printing and Post Processing Company NV	Belgium
Pitney Bowes Management Services France S.A.S.	France	PRINTLINX CORPORATION	Canada
Pitney Bowes Management Services Italia S.r.l.	Italy	PrintValue Solutions, Inc.	Arizona
Pitney Bowes Management Services Limited	England	PSI Group, Inc.	Delaware
Pitney Bowes Management Services		P. Technical Services Limited	England
Netherlands, B.V.	Netherlands	RMPB Limited	England
Pitney Bowes Management Services Norway A.S.	Norway	Sagent Inc. (Taiwan)	Taiwan
Pitney Bowes Management Services Sweden AB	Sweden	Sagent UK, Ltd.	England
Pitney Bowes Management Services, Inc.	Delaware	Sagent (Indonesia) Pte Ltd.	Singapore
Pitney Bowes Netherlands B.V.	Netherlands	Sagent (Malaysia) Sdn Bhd	Malaysia
Pitney Bowes New Zealand Limited	New Zealand	Sagent (Singapore) Pte Ltd.	Singapore
Pitney Bowes Oy	Finland	Sales and Service Training Center Inc.	Georgia
Pitney Bowes Norge AS	Norway	SCI François Gillet	France
Pitney Bowes Portugal Sociedade Unipessoal, Lda.	Portugal	SCI Méditerranée	France
Pitney Bowes Nova Scotia ULC	Canada	Secap (Groupe Pitney Bowes) SAS	France
Pitney Bowes Properties Inc.	Connecticut	Secap Technologies Limited	England
Pitney Bowes SA (Pty) Ltd.	South Africa	Technopli SARL	France
Pitney Bowes Semco Equipamentos E Servicos Ltda	Brazil	The Pitney Bowes Bank, Inc.	Utah
Pitney Bowes Service Solutions, Inc.	Delaware	Time-Sensitive Delivery Guide Inc.	Delaware
Pitney Bowes Servicios, S.A. de C.V.	Mexico	Universal Postal Frankers Ltd.	England
Pitney Bowes Shelton Realty Inc.	Connecticut	Wheeler Insurance, Ltd.	Vermont
Pitney Bowes (Singapore) Pte Ltd.	Singapore	1136 Corporation	Delaware

88